UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2026, BJ’s Restaurants, Inc. (the “Company”) appointed Christopher P. Pinsak to the role of Executive Vice President & Chief Operating Officer.

Mr. Pinsak has served as the Company’s Executive Vice President and Chief Restaurant Operations Officer since September 2024. He previously served as the Company’s Senior Vice President of Operations from January 2010 until September 2024. Prior to that, he served as the Company’s Regional Vice President of Operations from November 2004 to December 2009. From November 2000 to October 2004, Mr. Pinsak was employed by Wood Ranch BBQ & Grill, where he served as Director of Operations. From July 1987 to October 2000, Mr. Pinsak was employed by Brinker International, Inc., where his last position was Area Director of the Chili’s Grill & Bar concept.

Mr. Pinsak was not appointed pursuant to any arrangement or understanding with any other person, has no family relationships with any director or executive officer of the Company, and there are no transactions involving Mr. Pinsak that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2026	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ LYLE D. TICK Lyle D. Tick, Chef Executive Officer, President and Director (Principal Executive Officer)